Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, MI 48071 248-291-1210

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC
602-889-9700

InfuSystem Holdings, Inc. Reports Interim Chief Financial Officer Will Leave Company at End of Current Quarter

MADISON HEIGHTS, MICHIGAN, February 7, 2018—InfuSystem Holdings, Inc. (NYSE American: INFU) (“InfuSystem” or the “Company”), a leading national provider of infusion pumps and related services for the healthcare industry in the United States and Canada, today announced that its interim chief financial officer, Christopher Downs, has informed the Company of his decision to resign his position with the Company, effective March 31, 2018. Mr. Downs’ resignation does not reflect any dispute or disagreement with the Company, nor does it relate to any issues with respect to the Company’s financial performance.

Mr. Downs has agreed to continue in his position as interim chief financial officer until the end of the current quarter in order to assist the Company with the preparation and reporting of its annual financial statements. Following Mr. Downs’ departure, Trent Smith, CPA, InfuSystem’s executive vice president, corporate controller and chief accounting officer will assume Mr. Downs’ responsibilities as treasurer and principal financial officer. The Company will immediately begin a search for a new chief financial officer.

Richard DiIorio, president and chief executive officer, said, “I want to thank Chris for his service to the Company over the past six years and especially since August of 2016 when he took over the reins as interim CFO. We understand Chris’s decision, and everyone at InfuSystem wishes the best for him and his family. Chris has been very gracious in agreeing to continue with the Company through the end of the current quarter to facilitate an orderly transition and to assist in preparing the financial reporting for the just completed fiscal year. We have commenced a search and hope to have a new CFO in place shortly after Chris’s scheduled departure.”

“Looking ahead, I am excited about our outlook for 2018, as we continue to gain traction on our strategic initiatives to more efficiently manage our business for improved financial performance,” concluded Mr. DiIorio.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas, Georgia and Ontario, Canada. The Company’s stock is traded on the NYSE American under the symbol INFU.

Forward-Looking Statements

Statements made in this press release that are not historical facts are considered to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include statements relating to future actions, business plans, objectives and prospects, future operating or financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to, potential changes in overall healthcare reimbursement, including CMS competitive bidding, sequestration, concentration of customers, increased focus on early detection of cancer, competitive treatments, dependency on Medicare Supplier Number, availability of chemotherapy drugs, global financial conditions, changes and enforcement of state and federal laws, natural forces, competition, dependency on suppliers, risks in acquisitions & joint ventures, U.S. Healthcare Reform, relationships with healthcare professionals and organizations, technological changes related to infusion therapy, dependency on websites and intellectual property, the ability of the Company to successfully integrate acquired businesses, dependency on key personnel, dependency on banking relations and covenants, and other risks associated with our common stock, as well as any litigation to which the Company may be involved in from time to time; and other risk factors as discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2016 and in other filings made by the Company from time to time with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q. Our annual report on Form 10-K is available on the SEC’s EDGAR website at www.sec.gov, and a copy may also be obtained by contacting the Company. All forward-looking statements made in this press release speak only as of the date hereof. We do not intend, and do not undertake any obligation, to update any forward-looking statements to reflect future events or circumstances after the date of such statements, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.